 As filed with the U. S. Securities and Exchange Commission on May 24, 2002 Registration No. 333-54476
======================================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-2/A
                         POST-EFFECTIVE AMENDMENT No. 2
                                       to
                                    Form S-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          -----------------------------

                              Medix Resources, Inc.
             (Exact name of registrant as specified in its charter)

           Colorado                           84-1123311
  (State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)         Identification No.)

                        420 Lexington Avenue, Suite 1830
                            New York, New York 10170
                                 (212) 697-2509
               (Address, including Zip Code, and Telephone Number,
      including Area Code, of the Registrant's Principal Executive Offices)

                              Lyle B. Stewart, Esq.
                              3751 South Quebec St.
                                Denver, CO 80237
                                 (303) 267-0920
           (Name, Address and Telephone Number, of Agent for Service)

                         ------------------------------

                          DEREGISTRATION OF SECURITIES

A Registration Statement on Form S-2 (Reg. No. 333-54476),  was originally filed with the U. S. Securities and Exchange  Commission (the "Commission") on January
29, 2001 by the  Registrant  (the  "Registration  Statement"),  and was declared effective on February 13 2001.  The offering of  securities  by certain  selling shareholders named in the Registration Statement has been terminated.

The total number of shares of the Registrant's common stock registered under the
Registration Statement was 5,483,333. The total number of shares of common stock sold  pursuant  to  the  Registration  Statement  was  4,873,709,  with  609,624 registered  shares of common stock  remaining  unsold at the  termination of the offering.

Pursuant to the  undertaking of the Registrant  contained in the section in Part
II of the Registration Statement entitled  "Undertakings," the Registrant hereby requests that the 609,624 unsold shares be removed from registration by means of this Post-Effective Amendment No. 2.

                                   SIGNATURES

Pursuant to the  requirements  of the Securities Act of 1933, the Registrant has
duly caused this Post-Effective  Amendment No. 2 to this Registration  Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New
York, New York on May 16, 2002. MEDIX RESOURCES, INC.

                                                    By: /s/John R. Prufeta
                                                        ------------------
                                                           John R. Prufeta,
                                                           President and CEO

Pursuant to the requirements of the Securities Act of 1933, this  Post-Effective
Amendment  No. 2 to this  Registration  Statement  has been signed  below by the following persons in the capacities and on the dates indicated.

  Signature                       Title                                   Date
  ---------                       -----                                   ----

 /s/John R. Prufeta               President, CEO and Director             May 24, 2002
-------------------               (Principal Executive Officer)
 John R. Prufeta

/s/ Patricia A. Minicucci
-------------------------
Patricia A. Minicucci             Executive Vice President and Acting     May 24, 2002
                                  CFO ( Acting Principal Financial and
                                  Accounting Officer)

-----*--------                    Director                                May 24, 2002
David B. Skinner

_____*________                    Director                                May 24, 2002
     -
John T. Lane

_____*________                    Director                                May 24, 2002
     -
Samuel H. Havens

_____*_________                   Director                                May 24, 2002
     -
Joan E. Herman

______________                    Director
Guy L. Scalzi

______________                    Director
Patrick W. Jeffries

* John R. Prufeta,  by signing his name above, does sign this document on behalf of himself and each of Messrs.  Lane, Havens, Dr. Skinner and Ms. Herman, in the
capacities  indicated  immediately  above  pursuant to powers of  attorney  duly executed by each such person and filed with the U. S.  Securities  and  Exchange
Commission previously.